SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,	1 Berkeley Street
Suite 300	Mayfair, London	Stationsplein 45
Houston, Texas	The United Kingdom	3013 AK Rotterdam
USA 77010	W1J8DJ	The Netherlands

(Addresses of Principal Executive Offices)

(713) 309-7200	+44 (0)20 7016 9527	+31 (0)10 275 5500

(Registrant’s Telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective November 6, 2013, Scott M. Kleinman has resigned from the Supervisory Board of LyondellBasell Industries N.V. (the “Company”). Mr. Kleinman, the lead partner for private equity at Apollo Global Management, LLC (“Apollo”), was nominated to the Company’s Supervisory Board by Apollo under a nomination agreement between an Apollo affiliate and the Company dated April 30, 2010. Under that agreement, Apollo had the right to nominate one director to serve on the Supervisory Board provided it owned at least five percent (5%) of the Company’s issued share capital. During the past three years, Mr. Kleinman has served as a designated director of Apollo and not an independent director. On November 6, 2013, Apollo informed the Company that its share ownership had fallen below the five percent (5%) threshold. As a result, the nomination agreement was terminated pursuant its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	November 7, 2013	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President